SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549


	FORM 8-K


	CURRENT REPORT


	PURSUANT TO SECTION 13 OR 15(d) OF
	THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): August 18, 1998
(July 30, 1998)


	Sheldahl, Inc.
 (Exact name of Registrant as specified in its charter)


           Minnesota         		     0-45		    41-0758073
(State or other jurisdiction 		(Commission		(I.R.S. Employer
      of incorporation)		      File Number)   	Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota            			          55057
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 5.  Other Events

General

On July 2, 1998, the Board of Directors of Sheldahl, Inc., a Minnesota corporation (the Company), authorized a private placement of its newly created Series D Convertible Preferred Stock, $1.00 par value per share, and Warrants (the Warrants) to purchase shares of the Companys Common Stock, $.25 par value per share (the Preferred Stock), to a group of accredited investors
(the Investors). On July 25, 1998 the Board approved the pricing for the private placement. The Board also authorized granting the Investors certain registration rights with regard to the shares of Common Stock underlying the Preferred Stock and the Warrants. The closing of the private placement occurred on July 30, 1998.

Preferred Stock

The Company sold an aggregate of 32,917 shares of the Preferred Stock to the Investors for an aggregate purchase price of $32,917,000, pursuant to the Convertible Preferred Stock Purchase Agreement among the Company and the Investors (the Agreement).

The Preferred Stock is entitled to 5% dividends, payable upon conversion, in shares of Common Stock or cash, at the option of the Company. The
Preferred Stock is convertible into shares of the Companys Common Stock at any time. Each holder of Preferred Stock is entitled to convert each share of Preferred Stock into that number of shares of Common Stock that equals $1,000 plus accrued dividends divided by the Conversion Price. The Conversion Price is $6.15 per share. The Conversion Price is subject to adjustment for certain dilution and market price events.

The Company may require holders of Preferred Stock to convert to Common Stock provided that the Companys Common Stock trades at certain pre-set price levels. The Company may also redeem the Preferred Stock under certain circumstances. The Company is obligated to redeem the Preferred Stock, at the option of the holders, in the event the Company defaults under certain obligations which are part of the terms of the Preferred Stock.

The Agreement between the Company and the Investors, and the Certificate of Designation for the Preferred Stock, are incorporated herein by reference as Exhibits 4.1 and 4.2 hereto. The foregoing description of the Agreement and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibits.

In connection with the sale of the Preferred Stock, on July 25, 1998, the Companys Board of Directors amended the Companys Rights Plan to increase the threshold percentage from fifteen (15%) to twenty-two (22%), subject to certain conditions with respect to one of the Investors, Molex Incorporated (Molex) and also approved Molexs acquisition under the Minnesota Business Combination Act.

Warrant

In connection with the issuance of the Preferred Stock, the Company also granted to each Investor a Warrant to purchase shares of the Companys Common Stock. The aggregate amount of shares of Common Stock the Company is obligated to issue under the Warrants is 329,170 at an exercise price of $7.6875 per share.
 The form of Warrant issued by the Company to the Investors is incorporated herein by reference as Exhibit 4.3 hereto.

Registration Rights

The Company granted the Investors certain registration rights. The registration rights cover all shares of Common Stock issuable to the Investors upon conversion of the Preferred Stock and upon exercise of the Warrants. The Company is obligated to file a shelf Registration Statement within twenty-five
(25) days of July 30, 1998 on Form S-3.

The Registration Rights Agreement between the Company and the Investors specifying the terms of the registration rights is incorporated herein by reference as Exhibit 4.4 hereto. The foregoing description of the Registration Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Additional Agreements

In connection with the transactions contemplated by the Agreement, the Company granted Molex the right to select one representative for nomination to the Board of Directors of the Company, a right of first refusal to purchase the Company in the event that the Board of Directors elects to sell the Company and certain preemptive rights with respect to future equity offerings. The documentation memorializing the granting of such rights has not yet been finalized.


Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 4.1	Convertible Preferred Stock Purchase Agreement among the
Company, and the Investors.
Exhibit 4.2	Certificate of Designation, Preferences and Rights of Series
D Convertible Preferred Stock.
Exhibit 4.3	Form of Warrant.
Exhibit 4.4	Registration Rights Agreement.
Exhibit 4.5	Press Release
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	SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Sheldahl, Inc.



By    /s/ John V. McManus
	John V. McManus,
	Vice President, Finance
Dated: August 18, 1998.
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